EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS THIRD QUARTER NET INCOME AND STRONG BALANCE SHEET, CAPITAL, AND LIQUIDITY POSITION

CHICAGO, October 31, 2008 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., announced today third quarter results for 2008.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless indicated otherwise.  We had net income from continuing operations of $13.2 million for the third quarter of 2008 compared to $17.3 million for the third quarter of 2007, and $22.0 million for the second quarter of 2008.  Fully diluted earnings per share from continuing operations for the third quarter of 2008 were $0.38 per share as compared to $0.48 per share for the third quarter of 2007, and $0.63 per share for the second quarter of 2008.  During the third quarter of 2008, income was positively impacted by a $1.5 million adjustment, or $0.04 per diluted share, related to a reduction of state tax contingency reserves.  During the second quarter of 2008, income was positively impacted by a $7.3 million adjustment, or $0.21 per diluted share, related to the removal of valuation allowances on certain state tax net operating loss carryforwards and an adjustment of state tax contingency reserves.

Key items for the quarter were as follows:

Strong Balance Sheet and Liquidity Position
•
Strong commercial loan growth continued in the third quarter.  Commercial related loans increased by 15% from the end of the third quarter of 2007 to the end of the third quarter of 2008, and 6% annualized on a linked quarter basis driven by strong commercial and commercial real estate loan growth, while our construction real estate loan balance continues to decline.  Furthermore, we continue to see significantly better credit spreads on new and renewed loans.

•
Our liquidity position substantially improved during the third quarter, primarily due to an increase in customer deposits of $233.5 million, or 20% on an annualized basis, and a reduction in short-term borrowings of $379.1 million.  In addition, we lengthened the maturities on both customer and brokered certificates of deposits.

•
Our non-interest bearing deposits grew by 11% from the end of the third quarter of 2007 to the end of the third quarter of 2008, and 16% annualized on a linked quarter basis.  Total core funding grew by 5% compared to the third quarter of 2007 and 14% annualized on a linked quarter basis.

•
We have maintained our disciplined investment management philosophy.  We have not incurred impairment losses on any investment securities during 2008 and have avoided the types of problem securities that have caused many financial institutions to incur large losses.  Net unrealized gains in the portfolio were $5.5 million as of September 30, 2008.

Positive Operating Leverage
•	Net interest income on a tax equivalent basis increased by $3.1 million, or 5.6% from the third quarter of 2007, and increased by $646 thousand, or 4.4% annualized on a linked quarter basis.
•
Fee income growth continues to be good.  Core fee income increased by $3.5 million or 15% compared to the third quarter of 2007.  This increase was driven by robust growth in trust and asset management fees, resulting from our acquisition of Cedar Hill Associates, LLC (Cedar Hill) during the second quarter of 2008, and strong deposit service and loan fees.

Credit Quality
•
During the third quarter we experienced a $23.6 million increase in non-performing loans while the overall level of potential problem loans did not change significantly (See “Asset Quality” section below for additional information).

•	We increased the allowance for loan losses to total loans to 1.46% as of September 30, 2008 from 1.38% as of June 30, 2008.
•	Our provision for loan losses was $18.4 million for the third quarter, while our net charge-offs were $12.1 million.

Strong Capital Position
•	Our quarterly dividend of $0.18 per share was approved last week and remained consistent with prior quarters.
•
MB Financial Bank, N.A., continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At September 30, 2008, MB Financial, Inc.’s total risk-based capital ratio was 11.65%, Tier 1 capital to risk-weighted assets ratio was 9.64% and Tier 1 capital to average asset ratio was 8.00%.

•	Our tangible equity to assets ratio increased to 6.10% at September 30, 2008, compared to 5.95% at June 30, 2008.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased by $3.1 million, or 5.6% from the third quarter of 2007, and increased by $646 thousand, or 4.4% annualized on a linked quarter basis.  An increase in average interest earning assets from the second quarter of 2008 to the third quarter of 2008 was offset by a seven basis point decrease in the net interest margin, which was primarily due to the steps we took to improve our liquidity position, including increased customer and brokered deposits, lengthening the terms of our brokered deposits, and reducing lower cost short-term borrowings.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Core other income:
Loan service fees	$ 2,385	$ 2,475	$ 2,470	$ 2,080	$ 1,253
Deposit service fees	7,330	6,889	6,530	6,635	6,501
Lease financing, net	4,533	3,969	3,867	4,155	3,952
Brokerage fees	1,177	1,187	985	1,399	2,067
Trust and asset management fees	3,276	3,589	2,220	2,101	2,490
Increase in cash surrender value of life insurance	1,995	1,128	1,606	1,225	1,288
Merchant card processing	4,541	4,644	4,530	4,293	4,131
Other operating income	1,557	1,580	1,605	1,282	1,507
Total core other income	26,794	25,461	23,813	23,170	23,189

Non-core other income (1):
Gain on sale of third party brokerage business (A)	-	-	-	447	-
Gain on sale of artwork ( C)	-	-	-	733	-
Net gain (loss) on sale of other assets ( C)	26	50	(306)	(10)	293
Net gain (loss) on sale of investment securities	-	1	1,105	(1,529)	(114)
Increase (decrease) in market value of assets held in
trust for deferred compensation (B)	(395)	55	(75)	170	(109)
Total non-core other income	(369)	106	724	(189)	70

Total other income	$ 26,425	$ 25,567	$ 24,537	$ 22,981	$ 23,259

(1)
Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Brokerage fees, B – Other Operating Income, and C – Net gain (loss) on sale of other assets.

Core other income has grown steadily over the past year.  Core other income increased by 15% compared to the third quarter of 2007.  Loan service fees increased from the third quarter of 2007 to the third quarter of 2008, primarily due to an increase in letter of credit fees, prepayment fees and swap fees recognized during the third quarter of 2008 compared to the third quarter of 2007.  Deposit service fees increased from the third quarter of 2007 to the third quarter of 2008, primarily due to an increase in commercial deposit and treasury management fees as a result of a lower earnings credit rate.  Trust and asset management fees increased primarily due to our Cedar Hill acquisition during the second quarter of 2008.  The decrease in core brokerage fee income from the third quarter of 2007 to the third quarter of 2008 was due to the sale of our third party brokerage business during the second quarter of 2007, and conversion of customer accounts to the purchaser’s platform in third quarter.  This decrease was offset by a corresponding reduction in brokerage expense.

Core other income increased 19% on an annualized basis from the second quarter of 2008.  Deposit service fees increased from the second quarter of 2008 to the third quarter of 2008, primarily due to an increase in overdraft fees. Net lease financing increased primarily due to due to higher levels of income realized on leased equipment in which we own a residual interest during the third quarter of 2008.  The increase in cash surrender value of life insurance was primarily due to a $938 thousand death benefit on a bank owned life insurance policy that we recognized during the third quarter of 2008.

Other Expense (in thousands):

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Core other expense:
Salaries and employee benefits	$ 29,700	$ 29,052	$ 26,859	$ 26,571	$ 27,273
Occupancy and equipment expense	7,120	6,967	7,525	7,239	6,928
Computer services expense	1,840	1,843	1,737	1,739	1,615
Advertising and marketing expense	1,487	1,504	1,316	962	1,214
Professional and legal expense	884	803	306	862	593
Brokerage fee expense	564	470	419	620	1,152
Telecommunication expense	621	774	762	757	681
Other intangibles amortization expense	913	913	815	871	874
Merchant card processing	4,175	4,256	4,105	4,025	3,718
Other operating expenses	5,257	5,489	4,797	5,156	4,888
Total core other expense	52,561	52,071	48,641	48,802	48,936

Non-core other expense (1):
Executive separation agreement expense (E)	-	-	-	5,908	-
Contribution to MB Financial Charitable Foundation (F)	-	-	-	1,500	-
Unamortized issuance costs related to redemption of
trust preferred securities (G)	-	-	-	1,914	-
Rent expense (H)	-	-	-	494	-
Visa litigation expense (F)	-	-	(342)	342	-
Increase in market value of assets held in trust for
deferred compensation (E)	(395)	55	(75)	170	(109)
Total non-core other expense	(395)	55	(417)	10,328	(109)

Total other expense	$ 52,166	$ 52,126	$ 48,224	$ 59,130	$ 48,827

(1)
Letters denote the corresponding line items where the non-core other expense items reside in the consolidated statements of income as follows:  E – Salaries and employee benefits, F – Other Operating Expenses, G – Professional and legal expense and H –Occupancy and equipment expense.

Other expenses increased approximately $3.6 million from the third quarter of 2007 to the third quarter of 2008.  This increase is primarily a result of the Cedar Hill acquisition and the impact of hiring 32 bankers from the end of the third quarter of 2007 through the second quarter of 2008.  Salaries and employee benefits related to the new bankers totaled approximately $1.3 million during the third quarter of 2008.  The acquisition of Cedar Hill increased total core other expense by $1.1 million per quarter beginning in the second quarter of 2008.  As noted earlier, the decrease in our core business brokerage fee expense from the third quarter of 2007 to the third quarter of 2008 was primarily due to the sale of our third party brokerage business during the second quarter of 2007.  Excluding these items, core other income increased by 3.7% compared to the third quarter of 2007.

Core other expense increased approximately 4% on an annualized basis from the quarter ended June 30, 2008.  Salaries and employee benefits increased from the second quarter of 2008 to the third quarter of 2008, primarily due to one additional day during the third quarter compared to the second quarter and annual hourly employee pay increases during the third quarter.

Income Taxes

Income tax benefit from continuing operations for the three months ended September 30, 2008, decreased $4.0 million to $689 thousand compared to $4.7 million for the three months ended June 30, 2008.  The tax benefit in the third quarter was related to a $1.5 million adjustment, related to a reduction of state tax contingency reserves.  The tax benefit in the second quarter was related a $7.3 million adjustment, due to the removal of valuation allowances on state net operating loss carryforwards and an adjustment of state tax contingency reserves.  Not including these adjustments and a $300 thousand adjustment to our tax contingency reserves in the first quarter of 2008, our effective tax rate was 13.9% for the nine months ended September 30, 2008.  Our effective tax rate may be in the range of 10% to 15% for the remainder of 2008 depending on pre-tax income, and we expect our effective tax rate to increase in 2009.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio as of the dates indicated (dollars in thousands):
	September 30,		June 30,		March 31,		December 31,		September 30,
	2008		2008		2008		2007		2007
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Commercial related credits:
Commercial loans	$ 1,510,620	25%	$ 1,450,822	24%	$ 1,433,114	25%	$ 1,323,455	24%	$ 1,261,995	23%
Commercial loans collateralized by
assignment of lease payments (lease loans)	609,101	10%	596,148	10%	581,502	10%	553,138	10%	453,340	8%
Commercial real estate	2,316,657	38%	2,234,848	37%	2,048,123	35%	1,994,312	36%	1,915,845	36%
Construction real estate	715,220	12%	795,506	14%	822,312	14%	825,216	14%	849,914	16%
Total commercial related credits	5,151,598	85%	5,077,324	85%	4,885,051	84%	4,696,121	84%	4,481,094	83%
Other loans:
Residential real estate	317,534	5%	328,469	5%	379,279	7%	372,787	6%	362,963	7%
Indirect motorcycle	155,045	2%	144,684	2%	118,912	2%	101,883	2%	97,677	2%
Indirect automobile	38,844	1%	40,399	1%	43,436	1%	44,428	1%	45,150	1%
Home equity	366,088	6%	356,314	6%	347,752	5%	347,676	6%	344,116	6%
Consumer loans	66,938	1%	53,792	1%	54,671	1%	52,732	1%	51,532	1%
Total other loans	944,449	15%	923,658	15%	944,050	16%	919,506	16%	901,438	17%

Gross loans	6,096,047	100%	6,000,982	100%	5,829,101	100%	5,615,627	100%	5,382,532	100%
Allowance for loan losses	(88,863)		(82,544)		(78,764)		(65,103)		(61,122)
Net loans	$ 6,007,184		$ 5,918,438		$ 5,750,337		$ 5,550,524		$ 5,321,410

Commercial related credits increased by 6% on an annualized basis from June 30, 2008 to September 30, 2008 and by 15% from September 30, 2007.  Total loans grew by 6% on an annualized basis from the second quarter of 2008 to the third quarter of 2008, and 13% from September 30, 2007.  As of September 30, 2008 and June 30, 2008, there were $449.6 million and $529.1 million, respectively, of residential construction loans in our construction real estate portfolio.  The remainder of construction real estate loans consisted of commercial construction loans.

ASSET QUALITY

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
30 - 59 Days Past Due	$ 22,583	$ 21,117	$ 17,330	$ 18,619	$ 9,266
60 - 89 Days Past Due	14,043	7,188	11,318	6,351	4,078
	$ 36,626	$ 28,305	$ 28,648	$ 24,970	$ 13,344

As of September 30, 2008, approximately $8.3 million of the performing loans past due are included as potential problem loans.

The following table presents a summary of non-performing assets as of the dates indicated (dollar amounts in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Non-performing loans:
Non-accrual loans (1)	$ 115,716	$ 91,972	$ 46,666	$ 24,459	$ 23,901
Loans 90 days or more past due,
still accruing interest	1,490	1,627	4,218	-	-
Total non-performing loans	117,206	93,599	50,884	24,459	23,901

Other real estate owned	3,821	1,499	1,770	1,120	566
Repossessed vehicles	108	81	225	179	288
Total non-performing assets	$ 121,135	$ 95,179	$ 52,879	$ 25,758	$ 24,755
Total non-performing loans to total loans	1.92%	1.56%	0.87%	0.44%	0.44%
Total non-performing assets to total assets	1.45%	1.13%	0.65%	0.33%	0.31%
Allowance for loan losses to non-performing loans	75.82%	88.19%	154.79%	266.17%	255.73%

(1)	There were no restructured loans in any period presented.

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

The following table presents data related to non-performing loans by dollar amount and category at September 30, 2008 (dollar amounts in thousands):
	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$5.0 million or more	-	$ -	6	$ 55,598	-	$ -	$ -	$ 55,598
$3.0 million to $4.9 million	-	-	2	6,901	2	6,982	-	13,883
$1.5 million to $2.9 million	-	-	3	7,446	4	8,352	-	15,798
Under $1.5 million	22	7,491	4	2,256	31	16,022	6,158	31,927
	22	$ 7,491	15	$ 72,201	37	$ 31,356	$ 6,158	$ 117,206

Percentage of individual loan category		0.35%		10.09%		1.35%	0.65%	1.92%

The aggregate principal amount of non-performing loans was $117.2 million as of September 30, 2008, compared to $93.6 million as of June 30, 2008.  Approximately $40 million in loans migrated to non-performing status during the third quarter.  Of this amount, approximately $17 million were classified as potential problem loans as of June 30, 2008.  The remainder of the loans migrating to non-performing status consisted primarily of one large construction loan and two commercial real estate loans that deteriorated during the third quarter.  Additions to non-performing loans were partially offset by paydowns, charge-offs and up-grades of approximately $10 million, $4 million, and $3 million, respectively, during the third quarter.

We define potential problem loans as performing loans rated substandard or doubtful, that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $73.8 million, or 1.21% of total loans as of September 30, 2008, compared to $75.2 million, or 1.25% of total loans as of June 30, 2008.  There were approximately $37 million in new potential problem loans in the third quarter, which were offset primarily by approximately $17 million in loans that migrated from potential problem to non-performing status during the quarter, approximately $15 million in paydowns during the quarter, and $6 million in charge-offs primarily relating to one large commercial loan.

The following table presents data related to potential problem loans by dollar amount and category at September 30, 2008 (dollar amounts in thousands):
	Commercial and		Construction Real		Commercial Real
	Lease Loans		Estate Loans		Estate Loans		Total
	Number of		Number of		Number of		Number of
Dollar Range	Borrowers	Amount	Borrowers	Amount	Borrowers	Amount	Borrowers	Amount
$5.0 million or more	2	$ 21,965	2	$ 18,378	-	$ -	4	$ 40,343
$3.0 million to $4.9 million	2	7,799	1	3,257	-	-	3	11,056
$1.5 million to $2.9 million	1	1,623	-	-	3	7,234	4	8,857
Under $1.5 million	11	3,762	4	4,163	10	5,571	25	13,496
	16	$ 35,149	7	$ 25,798	13	$ 12,805	36	$ 73,752

Percentage of individual loan category		1.66%		3.61%		0.55%		1.21%

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Balance at the beginning of period	$ 82,544	$ 78,764	$ 65,103	$ 61,122	$ 59,058
Provision for loan losses	18,400	12,200	22,540	8,000	4,500
Charge-offs:
Commercial loans	(6,231)	(1,342)	(4,166)	(136)	(2,409)
Commercial loans collateralized by
assignment of lease payments (lease loans)	(482)	(154)	(182)	(108)	-
Commercial real estate loans	(2,292)	(1,854)	(3,650)	(1,239)	(489)
Construction real estate	(2,110)	(4,551)	(1,135)	(2,293)	-
Residential real estate	(315)	(92)	(26)	(11)	(186)
Indirect vehicle	(499)	(366)	(629)	(450)	(152)
Home equity	(628)	(488)	(182)	(93)	(26)
Consumer loans	(167)	(144)	(115)	(182)	(133)
Total charge-offs	(12,724)	(8,991)	(10,085)	(4,512)	(3,395)
Recoveries:
Commercial loans	132	214	191	289	648
Commercial loans collateralized by
assignment of lease payments (lease loans)	-	-	-	17	18
Commercial real estate loans	257	6	3	20	7
Construction real estate	40	161	750	-	-
Residential real estate	1	5	6	4	5
Indirect vehicle	152	163	194	109	156
Home equity	48	15	52	41	120
Consumer loans	13	7	10	13	5
Total recoveries	643	571	1,206	493	959

Net charge-offs	(12,081)	(8,420)	(8,879)	(4,019)	(2,436)

Balance	$ 88,863	$ 82,544	$ 78,764	$ 65,103	$ 61,122
Total loans	$ 6,096,047	$ 6,000,982	$ 5,829,101	$ 5,615,627	$ 5,382,532
Average loans	$ 6,026,179	$ 5,927,236	$ 5,687,646	$ 5,459,430	$ 5,275,376
Ratio of allowance for loan losses to total loans	1.46%	1.38%	1.35%	1.16%	1.14%
Net loan charge-offs to average loans (annualized)	0.80%	0.57%	0.63%	0.29%	0.18%

The following is a summary of charge-offs and non-performing loans for the prior twenty-three quarters (in thousands):

	Net Charge-Offs	Annualized Net Charge-Offs to Average Loans	End of Period Non-Performing Loans	Non-Performing Loans to Total Loans	Potential Problem Loans to Total Loans	Total Non-Performing Loans and Potential Problem Loans to Total Loans

2003 - 1st Qtr	$ 1,219	0.20%	$ 22,384	0.86%	1.56%	2.42%
2003 - 2nd Qtr	2,872	0.44%	$ 21,503	0.84%	1.15%	1.99%
2003 - 3rd Qtr	4,538	0.69%	$ 25,519	0.98%	1.04%	2.02%
2003 - 4th Qtr	1,524	0.23%	$ 21,073	0.79%	0.89%	1.68%
2003 - Full Year	$ 10,153	0.39%

2004 - 1st Qtr	$ 1,317	0.20%	$ 25,922	0.96%	1.45%	2.40%
2004 - 2nd Qtr	1,962	0.28%	$ 28,789	0.95%	1.34%	2.29%
2004 - 3rd Qtr	1,632	0.21%	$ 25,228	0.84%	1.45%	2.28%
2004 - 4th Qtr	2,416	0.31%	$ 22,571	0.71%	1.28%	1.99%
2004 - Full Year	$ 7,327	0.25%

2005 - 1st Qtr	$ 2,890	0.36%	$ 25,623	0.79%	0.81%	1.60%
2005 - 2nd Qtr	2,074	0.25%	$ 22,883	0.67%	0.59%	1.26%
2005 - 3rd Qtr	1,805	0.21%	$ 18,212	0.53%	0.67%	1.20%
2005 - 4th Qtr	1,346	0.16%	$ 20,171	0.58%	0.61%	1.19%
2005 - Full Year	$ 8,115	0.24%

2006 - 1st Qtr	$ 1,035	0.12%	$ 19,685	0.55%	0.66%	1.21%
2006 - 2nd Qtr	866	0.10%	$ 15,887	0.43%	0.88%	1.31%
2006 - 3rd Qtr	4,975	0.46%	$ 19,912	0.41%	0.45%	0.86%
2006 - 4th Qtr	2,956	0.24%	$ 21,468	0.43%	0.48%	0.91%
2006 - Full Year	$ 9,832	0.24%

2007 - 1st Qtr	$ 4,091	0.33%	$ 23,222	0.46%	0.63%	1.09%
2007 - 2nd Qtr	2,647	0.21%	$ 21,799	0.42%	0.41%	0.83%
2007 - 3rd Qtr	2,436	0.18%	$ 23,901	0.44%	0.85%	1.29%
2007 - 4th Qtr	4,019	0.29%	$ 24,459	0.44%	1.56%	2.00%
2007 - Full Year	$ 13,193	0.25%

2008 - 1st Qtr	$ 8,879	0.63%	$ 50,884	0.87%	2.11%	2.98%
2008 - 2nd Qtr	8,420	0.57%	$ 93,599	1.56%	1.25%	2.81%
2008 - 3rd Qtr	12,081	0.80%	$ 117,206	1.92%	1.21%	3.13%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):
	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2008	2008	2008	2007	2007
Fair Value
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	209,350	269,947	274,217	310,538	328,040
States and political subdivisions	430,120	431,882	417,609	412,302	397,807
Mortgage-backed securities	569,947	608,737	479,383	438,056	487,747
Corporate bonds	6,990	8,000	11,123	13,057	22,006
Equity securities	3,524	3,480	3,520	3,460	9,892
Debt securities issued by foreign governments	298	295	301	301	298
Total fair value	$ 1,220,229	$ 1,322,341	$ 1,186,153	$ 1,177,714	$ 1,245,790

Amortized cost
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	206,429	266,418	266,276	305,768	326,504
States and political subdivisions	428,610	432,780	408,969	407,973	396,896
Mortgage-backed securities	568,054	606,150	472,482	435,743	489,219
Corporate bonds	7,764	7,765	10,779	12,797	22,120
Equity securities	3,557	3,520	3,484	3,446	9,950
Debt securities issued by foreign governments	301	301	301	299	298
Total amortized cost	$ 1,214,715	$ 1,316,934	$ 1,162,291	$ 1,166,026	$ 1,244,987

Unrealized gain (loss)
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	2,921	3,529	7,941	4,770	1,536
States and political subdivisions	1,510	(898)	8,640	4,329	911
Mortgage-backed securities	1,893	2,587	6,901	2,313	(1,472)
Corporate bonds	(774)	235	344	260	(114)
Equity securities	(33)	(40)	36	14	(58)
Debt securities issued by foreign governments	(3)	(6)	-	2	-
Total unrealized gain (loss)	$ 5,514	$ 5,407	$ 23,862	$ 11,688	$ 803

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	September 30,		June 30,		March 31,		December 31,		September 30,
	2008		2008		2008		2007		2007
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 935,153	13%	$ 898,954	12%	$ 865,665	12%	$ 875,491	13%	$ 846,699	13%
Money market and NOW accounts	1,326,474	18%	1,257,852	17%	1,220,152	17%	1,263,021	18%	1,336,162	20%
Savings accounts	375,567	5%	390,145	5%	389,944	5%	390,980	6%	407,608	6%
Certificates of deposit	2,523,198	34%	2,379,894	32%	2,324,157	33%	2,193,793	32%	2,236,197	33%
Customer repurchase agreements	260,087	3%	312,170	4%	328,976	5%	367,702	5%	341,893	5%
Total core funding	5,420,479	73%	5,239,015	70%	5,128,894	72%	5,090,987	74%	5,168,559	77%

Wholesale funding:
Public funds deposits	211,250	3%	252,693	3%	264,972	5%	312,032	5%	314,826	5%
Brokered deposit accounts	997,767	13%	858,135	12%	616,197	9%	478,466	7%	408,796	6%
Other short-term borrowings	125,000	2%	452,002	6%	594,009	7%	610,019	9%	468,042	6%
Long-term borrowings	429,548	6%	433,625	6%	304,010	4%	158,865	2%	162,577	3%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	50,000	1%	25,000	0%
Junior subordinated notes issued
to capital trusts	158,872	2%	158,920	2%	158,968	2%	159,016	2%	197,537	3%
Total wholesale funding	1,972,437	27%	2,205,375	30%	1,988,156	28%	1,768,398	26%	1,576,778	23%

Total funding	$ 7,392,916	100%	$ 7,444,390	100%	$ 7,117,050	100%	$ 6,859,385	100%	$ 6,745,337	100%

Our liquidity position substantially improved during the third quarter compared to the second quarter, primarily due to an increase in customer deposits (non-interest bearing deposits, money market and NOW accounts, savings accounts, and certificates of deposit) of $233.5 million, and a reduction in short-term borrowings of $379.1 million.  In addition, we lengthened the maturities of both customer and brokered certificates of deposits.

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following (1) expected cost savings and synergies from our merger and acquisition activities, including our recently completed acquisition of Cedar Hill Associates, might not be realized within the expected time frames; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (9) our ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in the Chicago metropolitan area in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (14) changes in accounting principles, policies or guidelines; (15) our future acquisitions of other depository institutions or lines of business.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2008, June 30, 2008, March 31, 2008
December 31, 2007, and September 30, 2007
(Amounts in thousands, except common share data)
(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
ASSETS
Cash and due from banks	$ 118,191	$ 164,996	$ 187,116	$ 141,248	$ 119,961
Interest bearing deposits with banks	6,043	6,487	16,054	9,093	7,582
Investment securities:
Securities available for sale, at fair value	1,220,229	1,322,341	1,186,153	1,177,714	1,245,790
Non-marketable securities - FHLB and FRB Stock	63,913	63,913	63,671	63,671	63,634
Total investment securities	1,284,142	1,386,254	1,249,824	1,241,385	1,309,424
Loans (net of allowance for loan losses of $88,863 at
September 30, 2008, $82,544 at June 30, 2008, $78,764 at
March 31, 2008, $65,103 at December 31, 2007, and $61,122
at September 30, 2007)	6,007,184	5,918,438	5,750,337	5,550,524	5,321,410
Assets held for sale	-	-	-	-	353,028
Lease investments, net	117,474	113,101	91,675	97,321	90,670
Premises and equipment, net	185,556	185,411	184,257	183,722	183,506
Cash surrender value of life insurance	120,481	119,423	118,296	116,690	117,900
Goodwill, net	387,069	387,069	379,047	379,047	379,047
Other intangibles, net	26,689	27,602	24,537	25,352	26,223
Other assets	105,780	97,811	89,213	90,321	91,745

Total assets	$ 8,358,609	$ 8,406,592	$ 8,090,356	$ 7,834,703	$ 8,000,496
LIABILITIES, MINORITY INTEREST AND
STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 935,153	$ 898,954	$ 865,665	$ 875,491	$ 846,699
Interest bearing	5,434,256	5,138,719	4,814,621	4,638,292	4,703,589
Total deposits	6,369,409	6,037,673	5,680,286	5,513,783	5,550,288
Short-term borrowings	385,087	764,172	922,985	977,721	809,935
Long-term borrowings	479,548	483,625	354,010	208,865	187,577
Junior subordinated notes issued to capital trusts	158,872	158,920	158,968	159,016	197,537
Liabilities held for sale	-	-	-	-	321,144
Accrued expenses and other liabilities	76,172	81,321	102,060	112,949	79,112
Total liabilities	7,469,088	7,525,711	7,218,309	6,972,334	7,145,593

Minority interest	2,595	2,564	-	-	-

Stockholder's Equity
Common stock, ($0.01 par value; authorized 43,000,000
shares at September 30, 2008, June 30, 2008, March 31, 2008,
December 31, 2007, and September 30, 2007; issued 37,539,615,
37,525,940, 37,414,091, 37,401,023 and 37,404,087
shares at September 30, 2008, June 30, 2008, March 31, 2008,
December 31, 2007, and September 30, 2007, respectively)	375	375	374	374	374
Additional paid-in capital	443,380	441,914	441,405	441,201	440,655
Retained earnings	527,453	520,595	504,861	505,260	475,208
Accumulated other comprehensive income (loss)	3,584	3,515	15,511	7,597	120
Less: 2,674,240, 2,676,592, 2,734,281, 2,785,573, and 1,809,035
shares of Treasury stock at cost, at September 30, 2008,
June 30, 2008, March 31, 2008, December 31, 2007 and
September 30, 2007, respectively	(87,866)	(88,082)	(90,104)	(92,063)	(61,454)
Total stockholders' equity	886,926	878,317	872,047	862,369	854,903

Total liabilities, minority interest and stockholders' equity	$ 8,358,609	$ 8,406,592	$ 8,090,356	$ 7,834,703	$ 8,000,496

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except common share data)
(Unaudited)
	Three months ended					Nine months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
Interest income:
Loans	$ 88,266	$ 87,458	$ 93,877	$ 100,802	$ 101,488	$ 269,601	$ 292,214
Investment securities available for sale:
Taxable	10,569	10,001	9,971	10,181	11,983	30,541	39,494
Nontaxable	3,977	3,828	3,753	3,649	3,586	11,558	10,213
Federal funds sold	165	14	95	95	52	274	354
Other interest bearing accounts	84	89	106	102	63	279	162
Total interest income	103,061	101,390	107,802	114,829	117,172	312,253	342,437
Interest expense:
Deposits	37,216	34,309	40,849	45,917	47,942	112,374	139,732
Short-term borrowings	2,966	5,351	7,867	9,729	9,617	16,184	27,625
Long-term borrowings & junior subordinated notes	6,273	5,657	5,623	5,211	5,530	17,553	16,746
Total interest expense	46,455	45,317	54,339	60,857	63,089	146,111	184,103
Net interest income	56,606	56,073	53,463	53,972	54,083	166,142	158,334
Provision for loan losses	18,400	12,200	22,540	8,000	4,500	53,140	11,313
Net interest income after provision for loan losses	38,206	43,873	30,923	45,972	49,583	113,002	147,021
Other income:
Loan service fees	2,385	2,475	2,470	2,080	1,253	7,330	4,178
Deposit service fees	7,330	6,889	6,530	6,635	6,501	20,749	17,283
Lease financing, net	4,533	3,969	3,867	4,155	3,952	12,369	11,692
Brokerage fees	1,177	1,187	985	1,846	2,067	3,349	7,735
Trust & asset management fees	3,276	3,589	2,220	2,101	2,490	9,085	8,346
Net (loss) gain on sale of investment securities	-	1	1,105	(1,529)	(114)	1,106	(2,215)
Increase in cash surrender value of life insurance	1,995	1,128	1,606	1,225	1,288	4,729	3,778
Net gain (loss) on sale of other assets	26	50	(306)	723	293	(230)	9,374
Merchant card processing	4,541	4,644	4,530	4,293	4,131	13,715	12,054
Other operating income	1,162	1,635	1,530	1,452	1,398	4,327	4,698
	26,425	25,567	24,537	22,981	23,259	76,529	76,923
Other expense:
Salaries & employee benefits	29,305	29,107	26,784	32,649	27,164	85,196	78,620
Occupancy & equipment expense	7,120	6,967	7,525	7,733	6,928	21,612	21,182
Computer services expense	1,840	1,843	1,737	1,739	1,615	5,419	4,961
Advertising & marketing expense	1,487	1,504	1,316	962	1,214	4,307	4,068
Professional & legal expense	884	803	306	2,776	593	1,993	1,772
Brokerage fee expense	564	470	419	620	1,152	1,453	4,182
Telecommunication expense	621	774	762	757	681	2,157	2,051
Other intangible amortization expense	913	913	815	871	874	2,641	2,633
Merchant card processing	4,175	4,256	4,105	4,025	3,718	12,537	10,790
Charitable contributions	-	15	15	1,512	31	30	3,219
Other operating expenses	5,257	5,474	4,440	5,486	4,857	15,171	14,228
	52,166	52,126	48,224	59,130	48,827	152,516	147,706
Income before income taxes	12,465	17,314	7,236	9,823	24,015	37,015	76,238
Income tax (benefit) expense	(689)	(4,693)	1,412	1,890	6,709	(3,970)	22,146
Income from continuing operations	13,154	22,007	5,824	7,933	17,306	40,985	54,092
Discounted operations
Income (loss) from discontinued operations before income taxes	-	-	-	(741)	1,499	-	4,731
Gain on disposal discontinued operations before income taxes	-	-	-	46,485	-	-	-
Income before income taxes	-	-	-	45,744	1,499	-	4,731
Income taxes				17,281	500		1,356
Income from discontinued operations	-	-	-	28,463	999	-	3,375
Net Income	$ 13,154	$ 22,007	$ 5,824	$ 36,396	$ 18,305	$ 40,985	$ 57,467

Common share data:
Basic earnings per common share from continuing operations	$ 0.38	$ 0.63	$ 0.17	$ 0.23	$ 0.48	$ 1.18	$ 1.49
Basic earnings per common share from discontinued operations	$ -	$ -	$ -	$ 0.81	$ 0.03	$ -	$ 0.09
Basic earnings per common share	$ 0.38	$ 0.63	$ 0.17	$ 1.04	$ 0.51	$ 1.18	$ 1.59
Diluted earnings per common share from continuing operations	$ 0.38	$ 0.63	$ 0.17	$ 0.22	$ 0.48	$ 1.17	$ 1.47
Diluted earnings per common share from discontinued operations	$ -	$ -	$ -	$ 0.80	$ 0.03	$ -	$ 0.09
Diluted earnings per common share	$ 0.38	$ 0.63	$ 0.17	$ 1.02	$ 0.51	$ 1.17	$ 1.56
Weighted average common shares outstanding	34,732,633	34,692,571	34,620,435	35,095,301	35,733,165	34,682,065	36,197,787
Diluted weighted average common shares outstanding	35,074,297	35,047,596	34,994,731	35,536,449	36,213,532	35,060,745	36,731,126

	Three months ended					Nine months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
Performance Ratios (continuing operations):
Annualized return on average assets	0.63%	1.08%	0.30%	0.40%	0.86%	0.67%	0.91%
Annualized return on average equity	5.91	10.11	2.66	3.68	8.10	6.22	8.51
Annualized cash return on average tangible equity (1)	11.31	19.12	5.28	7.32	15.72	11.86	16.48
Net interest rate spread	2.82	2.88	2.75	2.76	2.81	2.82	2.80
Efficiency ratio (2)	60.92	61.96	61.07	73.46	61.47	61.29	60.74
Net interest margin	3.04	3.11	3.10	3.16	3.22	3.08	3.21
Tax equivalent effect	0.14	0.14	0.12	0.12	0.12	0.14	0.12
Net interest margin - fully tax equivalent basis (3)	3.18	3.25	3.22	3.28	3.34	3.22	3.33

Performance Ratios (total):
Annualized return on average assets	0.63%	1.08%	0.30%	1.82%	0.91%	0.67%	0.97%
Annualized return on average equity	5.91	10.11	2.66	16.86	8.57	6.22	9.04
Annualized cash return on average tangible equity (1)	11.31	19.12	5.28	31.83	16.60	11.86	17.47
Net interest rate spread	2.82	2.88	2.75	2.76	2.81	2.82	2.81
Efficiency ratio (2)	60.92	61.96	61.07	47.60	61.29	61.29	60.44
Net interest margin	3.04	3.11	3.10	3.17	3.24	3.08	3.23
Tax equivalent effect	0.14	0.14	0.12	0.12	0.12	0.14	0.12
Net interest margin - fully tax equivalent basis (3)	3.18	3.25	3.22	3.29	3.36	3.22	3.35

Asset Quality Ratios:
Non-performing loans to total loans	1.92	1.56	0.87	0.44	0.44	1.92	0.44
Non-performing assets to total assets	1.45	1.13	0.65	0.33	0.31	1.45	0.31
Allowance for loan losses to total loans	1.46	1.38	1.35	1.16	1.14	1.46	1.14
Allowance for loan losses to non-performing loans	75.82	88.19	154.79	266.17	255.73	75.82	255.73
Net loan charge-offs to average loans (annualized)	0.80	0.57	0.63	0.29	0.18	0.67	0.24

Capital Ratios:
Tangible equity to assets (4)	6.10%	5.95%	6.20%	6.28%	6.03%	6.10%	6.03%
Equity to total assets	10.61	10.46	10.78	11.01	10.69	10.61	10.69
Book value per share (5)	25.51	25.20	25.15	24.91	24.02	25.51	24.02
Less: goodwill and other intangible assets, net of tax
benefit, per common share	11.60	11.62	11.39	11.43	11.13	11.60	11.13
Tangible book value per share (6)	13.91	13.58	13.76	13.48	12.89	13.91	12.89

Total capital (to risk-weighted assets)	11.65%	11.59%	11.81%	11.58%	11.83%	11.65%	11.83%
Tier 1 capital (to risk-weighted assets)	9.64	9.58	9.78	9.75	10.31	9.64	10.31
Tier 1 capital (to average assets)	8.00	8.08	8.29	8.18	8.61	8.00	8.61

(1)
Net cash flow available to stockholders (net income or net income from continuing operations, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible equity (average equity plus average minority interest less average goodwill and average other intangibles, net of tax benefit)

(2)	Equals total other expense divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale
(3)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(4)
Equals total ending stockholders’ equity plus minority interest less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(5)	Equals total ending stockholders’ equity plus minority interest divided by common shares outstanding.
(6)	Equals total ending stockholders’ equity plus minority interest less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, tangible equity to assets ratio, tangible book value per share, and annualized cash return on average tangible equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to stockholders’ equity (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Stockholders' equity - as reported	$ 886,926	$ 878,317	$ 872,047	$ 862,369	$ 854,903
Plus: minority interest	2,595	2,564	-	-	-
Less: goodwill	387,069	387,069	379,047	379,047	379,047
Less: other intangible, net of tax benefit	17,348	17,941	15,949	16,479	17,045
Tangible equity	$ 485,104	$ 475,871	$ 477,051	$ 466,843	$ 458,811

The following table presents a reconciliation of average tangible equity to average stockholders’ equity (in thousands):

	Three months ended					Nine months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
Average Stockholders' equity - as reported	$ 885,641	$ 875,636	$ 879,056	$ 856,362	$ 847,326	$ 880,131	$ 849,626
Plus: average minority interest	2,565	1,814	-	-	-	1,463	-
Less: average goodwill	387,069	384,865	379,047	379,047	379,047	383,676	379,047
Less: average other intangible assets, net of tax benefit	17,582	17,295	16,131	16,671	17,245	17,068	17,812
Average tangible equity	$ 483,555	$ 475,290	$ 483,878	$ 460,644	$ 451,034	$ 480,850	$ 452,767

The following table presents a reconciliation of net cash flow available to stockholders to net income from continuing operations (in thousands):

	Three months ended					Nine months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
Net income - as reported	$ 13,154	$ 22,007	$ 5,824	$ 7,933	$ 17,306	$ 40,985	$ 54,092
Add: other intangible amortization
expense, net of tax benefit	593	593	530	566	568	1,717	1,711
Net cash flow available to stockholders	$ 13,747	$ 22,600	$ 6,354	$ 8,499	$ 17,874	$ 42,702	$ 55,803

The following table presents a reconciliation of net cash flow available to stockholders to net income (in thousands):

	Three months ended					Nine months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
Net income - as reported	$ 13,154	$ 22,007	$ 5,824	$ 36,396	$ 18,305	$ 40,985	$ 57,467
Add: other intangible amortization
expense, net of tax benefit	593	593	530	566	568	1,717	1,711
Net cash flow available to stockholders	$ 13,747	$ 22,600	$ 6,354	$ 36,962	$ 18,873	$ 42,702	$ 59,178

Reconciliations of net interest income on a fully tax equivalent basis to net interest income and net interest margin on a fully tax equivalent basis to net interest margin are contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per share to book value per share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):
	Three Months Ended September 30,						Three Months Ended June 30,
	2008			2007			2008
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,409,936	$ 20,377	5.66%	$ 1,177,597	$ 23,528	7.82%	$ 1,375,537	$ 19,605	5.64%
Commercial - nontaxable (3)	70,868	1,299	7.17	7,362	140	7.44	65,880	1,206	7.24
Commercial loans collateralized by
assignment of lease payments	600,345	9,971	6.64	435,777	7,577	6.95	577,051	9,524	6.60
Real estate commercial	2,247,768	34,022	5.92	1,893,883	34,924	7.22	2,145,371	32,593	6.01
Real estate construction	768,467	10,044	5.11	867,641	18,793	8.48	804,946	11,010	5.41
Total commercial related credits	5,097,384	75,713	5.81	4,382,260	84,962	7.59	4,968,785	73,938	5.89
Other loans
Real estate residential	322,421	4,748	5.89	357,839	5,430	6.07	378,163	5,565	5.89
Home equity	360,618	4,305	4.75	345,887	6,604	7.57	352,209	4,273	4.88
Indirect	191,533	3,413	7.09	136,911	3,541	10.26	174,681	3,395	7.82
Consumer loans	54,223	542	3.98	52,479	999	7.55	53,398	709	5.34
Total other loans	928,795	13,008	5.57	893,116	16,574	7.36	958,451	13,942	5.85
Total loans	6,026,179	88,721	5.86	5,275,376	101,536	7.64	5,927,236	87,880	5.96

Taxable investment securities	911,034	10,569	4.64	983,795	11,983	4.87	886,736	10,001	4.51
Investment securities exempt from federal income taxes (3)	425,120	6,118	5.63	385,582	5,517	5.60	409,389	5,889	5.69
Federal funds sold	32,420	165	1.99	4,214	52	4.83	2,912	14	1.90
Other interest bearing deposits	16,065	84	2.08	4,848	63	5.16	18,345	89	1.95
Total interest earning assets	$ 7,410,818	105,657	5.67	$ 6,653,815	119,151	7.10	$ 7,244,618	103,873	5.77
Assets held for sale	-			360,785			-
Non-interest earning assets	947,167			940,049			933,310
Total assets	$ 8,357,985			$ 7,954,649			$ 8,177,928

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,285,293	$ 5,492	1.70	$ 1,297,887	$ 10,930	3.34	$ 1,226,903	$ 4,762	1.56
Savings accounts	384,059	270	0.28	417,341	763	0.73	391,683	269	0.28
Certificate of deposit	2,485,198	20,789	3.33	2,243,190	27,106	4.79	2,299,976	20,647	3.61
Customer repos	271,718	977	1.43	316,275	3,051	3.83	291,208	1,033	1.43
Total core funding	4,426,268	27,528	2.47	4,274,693	41,850	3.88	4,209,770	26,711	2.55
Whole sale funding:
Public funds	207,389	1,514	2.90	298,215	3,952	5.26	245,953	1,956	3.20
Brokered accounts (includes fee expense)	947,462	9,151	3.84	400,479	5,191	5.14	735,325	6,675	3.65
Other short-term borrowings	269,795	1,989	2.93	500,383	6,566	5.21	533,462	4,318	3.26
Long-term borrowings	640,096	6,273	3.83	356,130	5,530	6.08	587,940	5,657	3.81
Total wholesale funding	2,064,742	18,927	3.65	1,555,207	21,239	5.42	2,102,680	18,606	3.56
Total interest bearing liabilities	$ 6,491,010	46,455	2.85	$ 5,829,900	63,089	4.29	$ 6,312,450	45,317	2.89
Non-interest bearing deposits	904,571			864,165			905,201
Liabilities held for sale	-			329,540			-
Other non-interest bearing liabilities	76,763			83,718			84,645
Stockholders' equity	885,641			847,326			875,636
Total liabilities and stockholders' equity	$ 8,357,985			$ 7,954,649			$ 8,177,932
Net interest income/interest rate spread (4)		$ 59,202	2.82		$ 56,062	2.81		$ 58,556	2.88
Taxable equivalent adjustment		2,596			1,979			2,483
Net interest income, as reported		$ 56,606			$ 54,083			$ 56,073
Net interest margin (5)			3.04			3.22			3.11
Tax equivalent effect			0.14			0.12			0.14
Net interest margin on a fully equivalent basis (5)			3.18			3.34			3.25

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.8 million, $1.7 million and $1.8 million for the three months ended September 30, 2008, September 30, 2007, and June 30, 2008, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):
	Nine Months Ended September 30,
	2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,377,257	$ 62,503	5.96%	$ 1,117,051	$ 66,569	7.86%
Commercial - nontaxable (3)	54,746	3,031	7.27	10,046	618	8.11
Commercial loans collateralized by
assignment of lease payments	577,574	28,906	6.67	408,466	21,174	6.91
Real estate commercial	2,132,481	99,584	6.14	1,838,509	101,027	7.25
Real estate construction	800,095	35,178	5.78	858,364	55,405	8.51
Total commercial related credits	4,942,153	229,202	6.09	4,232,436	244,793	7.63
Other loans
Real estate residential	358,061	15,900	5.92	353,472	16,054	6.06
Home equity	353,897	13,660	5.16	357,509	20,431	7.64
Indirect	173,064	9,836	7.59	125,775	8,128	8.64
Consumer loans	53,710	2,064	5.13	53,525	3,024	7.55
Total other loans	938,732	41,460	5.90	890,281	47,637	7.15
Total loans	5,880,885	270,662	6.15	5,122,717	292,430	7.63

Taxable investment securities	872,679	30,541	4.67	1,084,482	39,494	4.86
Investment securities exempt from federal income taxes (3)	411,954	17,781	5.67	368,213	15,712	5.63
Federal funds sold	16,907	274	2.13	9,055	354	5.16
Other interest bearing deposits	16,597	279	2.25	5,885	162	3.68
Total interest earning assets	$ 7,199,022	319,537	5.93	$ 6,590,352	348,152	7.06
Assets held for sale	-			382,663
Non-interest earning assets	935,373			935,046
Total assets	$ 8,134,395			$ 7,908,061

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,249,186	$ 16,857	1.80	$ 1,184,019	$ 27,953	3.16
Savings accounts	388,217	982	0.34	438,028	2,440	0.74
Certificate of deposit	2,335,131	66,334	3.79	2,287,991	82,276	4.81
Customer repos	299,030	3,840	1.72	307,910	8,812	3.83
Total core funding	4,271,564	88,013	2.75	4,217,948	121,481	3.85
Whole sale funding:
Public funds	245,240	6,483	3.53	283,045	11,092	5.24
Brokered accounts (includes fee expense)	733,991	21,718	3.95	426,792	15,971	5.00
Other short-term borrowings	468,784	12,344	3.52	477,458	18,813	5.27
Long-term borrowings	563,311	17,553	4.09	367,855	16,746	6.00
Total wholesale funding	2,011,326	58,098	3.86	1,555,150	62,622	5.38
Total interest bearing liabilities	$ 6,282,890	146,111	3.11	$ 5,773,098	184,103	4.26
Non-interest bearing deposits	883,131			857,274
Liabilities held for sale	-			351,479
Other non-interest bearing liabilities	88,243			76,584
Stockholders' equity	880,131			849,626
Total liabilities and stockholders' equity	$ 8,134,395			$ 7,908,061
Net interest income/interest rate spread (4)		$ 173,426	2.82		$ 164,049	2.80
Taxable equivalent adjustment		7,284			5,715
Net interest income, as reported		$ 166,142			$ 158,334
Net interest margin (5)			3.08			3.21
Tax equivalent effect			0.14			0.12
Net interest margin on a fully equivalent basis (5)			3.22			3.33

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $5.3 million and $5.2 million for the nine months ended September 30, 2008 and September 30, 2007, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.